Exhibit 99.2

December 18, 2020

GOLDEN SUN EDUCATION GROUP LIMITED
PROFIT HUIYIN SQUARE NORTH BUILDING, HUANGSHAN 2088, UNIT 1001, XUHUI

DISTRICT, SHANGHAI, CHINA

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by Golden Sun Education Group Limited (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “China’s Premium Private Primary and Secondary Education, minority Language Training and Zhongkao, Gaokao Training Market Market Independent Research” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent valuation reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary,” “Our History and Corporate Structure”, “Industry Overview” and “Business” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

[Signature page follows]

Yours faithfully,

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Charlotte Wang
Name:	Charlotte Wang
Title:	Executive Director